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                                                                    EXHIBIT 23.5



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 7, 1995 (except as to Note 14 which is as of November 11, 1995) on the Combined Financial Statements of J.C. Duncan Company, Inc. and affiliates included in Republic Industries, Inc.'s Form 8-K/A dated November 30, 1995 and to all references to our Firm included in this registration statement.


                                        HENDRIX SUTTON & ASSOCIATES LLP


Arlington, Texas
December 20, 1995